                                                                    EXHIBIT 10.1

                             AMENDED AND RESTATED
                               KOO KOO ROO, INC.
                        EXECUTIVE EMPLOYMENT AGREEMENT
                                     WITH
                               A. WILLIAM ALLEN



     THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into as of March 24, 1998 by and between Koo Koo Roo, Inc., a Delaware corporation ("Company"), and A. William Allen ("Employee"), with reference to the following facts:

                                R E C I T A L S
                                ---------------

     A. Company and Employee entered into an Executive Employment Agreement effective March 1, 1998 ("Prior Agreement").


     B. Company is in the restaurant business and operates Koo Koo Roo California Kitchens and Hamburger Hamlets.


     C. Employee was formerly employed by La Madeleine as its Chief Executive Officer.

     D. Company and Employee desire to assure the Company of the services of Employee and to set forth the rights and duties of the parties.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                              A G R E E M E N T S
                              -------------------

     1.   EMPLOYMENT.
          ----------

          (a) Company hereby agrees to employ Employee, and Employee hereby accepts and agrees to employment by the Company, on the terms and conditions set forth herein.

          (b) Employee shall serve in the capacity of Chief Executive Officer of the Company. Employee shall perform such services and duties with the Company as are usually associated with the position of a Chief Executive Officer as well as those decided upon by the Board of Directors of the Company or as may be set forth in the by-laws of the Company. Employee shall report directly to the Executive Committee of the Board of Directors of the Company. Employee further agrees that, except during vacation periods or in accordance with

Company's personnel policies covering executive leaves and reasonable periods of illness or other incapacitation, Employee shall devote his time and services to the business and interests of the Company; provided, however, that nothing herein shall prohibit Employee from providing services to Paul Fleming of Flemings Prime Steak House. Notwithstanding the foregoing, Employee shall also be permitted to serve on the boards of directors of other business corporations and may participate in charitable, cultural, professional, civic and business association activities. Employee shall perform the duties of his office and those assigned to him by the Company's Board of Directors with fidelity, to the best of his ability, and in the best interests of the Company.

     2.   Term of Employment.
          ------------------

          Employee's term of employment by the Company pursuant to this Agreement shall commence as of 1 March 1998 (the "Effective Date") and shall continue thereafter for a period of one (1) year unless otherwise terminated pursuant to the provisions of Section 6 below (the "Employment Term").

     3.   Compensation & Duties.
          ----------------------

          (a) During the Employment Term, the Company shall pay Employee a base salary at the annual rate equal to $300,000.00. Employee has agreed to defer $50,000.00 of his Base Salary until the earlier to occur of the following: (i) 3/1/99; (ii) change of control; (iii) termination without cause; or (iv) termination for good cause. Said base salary shall be payable in cash in equal installments on a semi-monthly basis, or in accordance with such other salary payment schedule as the Company may adopt for its employees generally. On March 1, 1998, Company shall loan Employee $50,000. Employee shall not be personally liable for repayment of the loan. Repayment of the loan shall be secured solely by the stock options granted under this Agreement; provided that, in the event of a change of control, termination without cause or termination for good reason, Employee shall not be obligated to repay the loan and the Company shall be liable for any and all taxes associated with the nonpayment of the loan.

          (b) During the Employment Term, Employee shall be entitled to the following benefits provided by the Company: (1) medical and dental insurance, providing coverage on terms no less beneficial than those afforded other senior executives of the Company from time to time; (2) participation in any pension, profit sharing or similar retirement plans as may be implemented by the Company on terms no less beneficial than those afforded other senior executives of the Company from time to time; (3) a suitable office and furnishings; and (4) such other benefits as the Company may provide from time to time on terms no less beneficial than those afforded other senior executives of the Company.

          (c) Company shall add Employee to its Director and Officer insurance and indemnification policies. Additionally, Company hereby indemnifies and holds harmless Employee from any losses, damages, claims, and causes of action arising out of the actions or inactions of the Board of Directors and/or the officers of the Company for any period before March 1, 1998.

          (d) As of March 24, 1998, the Company had granted to Employee options to purchase 500,000 shares of the Company's common stock as follows:

     Option           Price per        Vesting          Period to Exercise
     Shares            Options           Date          After Vesting Period
     ------           ---------        -------         --------------------
     500,000          $1.56        February 28, 1999         10 years

          (e) The Company has paid to Employee the amount of $20,000 upon the later of (i) the date Employee permanently relocates to California, or (ii) March 1, 1998, which amount shall be treated as reimbursement of Employee's moving expenses to California. The payment shall be treated as a qualified moving expense payment for California and federal income tax purposes and, as such, income taxes shall not be withheld from such amount.

          (f) Employee has been appointed to the Board of Directors of the Company and Company has reconstituted the Board of Directors as follows:

                             Lee Iacocca, Chairman
                                   Don Wohl
                                  Mel Harris
                                   Rob Kautz
                                  Bill Allen

     The Company shall reimburse Employee for reasonable expenses incurred by him for lodging in Los Angeles for up to two days a week.

     4.   Employee Expenses.
          -----------------

          Subject to such policies as may be maintained in effect from time to time by the Company, Employee shall be entitled to reimbursement of amounts expended for the benefit of the Company during the Employment Term, upon presentation of acceptable reports of such expenses.

     5.   Confidential Information.
          ------------------------

          Employee specifically agrees that he will not at any time, whether during or subsequent to the Employment Term, in any fashion, form, or manner, unless specifically consented to in writing by Company, either directly or indirectly use or divulge, disclose or communicate to any person, firm or corporation, any confidential information of any kind, nature, or description concerning any matters affecting or relating to the business of Company, except in the ordinary course of the Company's business. All equipment, notebooks, documents, memoranda, reports, recipes, formulas, files, samples, books, correspondence, lists, other written and graphic records, and the like, affecting or relating to the business of Company, which

Employee shall prepare, use, construct, observe, posses, or control shall be and remain the Company's sole property. The foregoing confidentiality obligation shall not apply to information (i) Employee deems necessary to disclose pursuant to any governmental, judicial or regulatory investigation, proceeding or order;
(ii) as is in the public domain through no fault of Employee; or (iii) as is obtained by Employee from a source other than the Company which is not bound by a similar confidentiality obligation. Employee shall execute the Company's current Confidentiality Agreements as part of the SEC Compliance document which all new employees are provided.

     6.   Termination with Cause.
          ----------------------

          (a) The employment of Employee may be terminated at any time for "cause." For the purpose of this Agreement "cause" shall mean:

               (1) Employee's continued willful and habitual neglect of his duties following written notification of such neglect by Company's Board of Directors and the failure of Employee to cure such neglect within thirty (30) days of such notice.

               (2) Employee's conviction of a felony or any other conduct which, by its nature, would materially injure the reputation of Company as determined by Company's Board of Directors acting in good faith and upon reasonable grounds.

               (3) Employee's incapacity to perform the duties required of him hereunder as a result of mental or physical illness, which incapacity continues for a period of ninety (90) days.

               (4)  Death of the Employee.

          (b) Termination of Employee's employment shall not be in limitation of any other right or remedy the Company may have under this Agreement or in law or equity.

     7.   Termination without Cause; Termination with Good Reason; Change in
          ------------------------------------------------------------------
Control.
--------

          (a) The Company shall pay to Employee all compensation due for the term of this Agreement, but in no event less than one year's full salary plus all other additional compensation, including but not limited to medical and dental benefits for one year, and the stock options granted in this Agreement shall vest, notwithstanding Employee's termination of employment before March 23, 1999, if such employment is terminated by the Company without "cause" (as defined above), or if such employment is terminated by Employee for "Good Reason", or in the event of a change in control. "Good Reason" shall mean any of the following: (1) a material and adverse change by the Company in the Employee's assignments, duties or responsibilities; (2) a Change in Control; (3) a majority of the Board of Directors currently serving on the Board are changed;
(4) a material breach of this Agreement by Company, which breach is not cured within thirty (30) days written notice to Company; (5) a reduction in

Employee's salary or any benefits; or (6) the relocation of the Company's offices to a location more than 20 miles from the present corporate offices. "Change in Control" shall include but not be limited to an occurrence which would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, a transaction involving 20% or more of the assets, voting control or stock of the Company, or any other event set forth on Exhibit "1", attached hereto and incorporated herein by this reference. Such vested options shall be exercisable by the Employee for a period of ten (10) years from the date of grant.

          (b) Any purported termination of Employee's employment by the Company or Employee must be communicated by written Notice of Termination to the other party pursuant to (P) 9 below. Notice of Termination shall mean a notice that shall indicate the specific termination provision in this Agreement.

          (c)  Date of Termination, Etc. "Date of Termination" shall mean the
               -------------------------
date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given). Notwithstanding anything to the contrary contained herein if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or as set forth in paragraph 15; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

          (d) If Employee's employment is terminated by the Company for Cause, the Company shall pay Employee his full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which Employee is entitled under any compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to Employee under this Agreement.

          (e) If Employee's employment by the Company shall be terminated by Employee for Good Reason or by the Company other than for Cause, then Employee shall be entitled to the benefits provided below:

               (i) the Company shall pay to Employee his full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which Employee is entitled under any compensation plan of the Company at the time such payments are due;

               (ii) in lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, the Company shall pay as severance pay, at the time specified below, a lump sum severance payment (together with the payments provided herein below, the "Severance Payments") equal to 100% of Employee's annual salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater;

               (iii) notwithstanding any provisions of the Company's Stock Option and Incentive Plans, or other similar plans, the vesting period with respect to your 500,000 options to purchase KKRO common stock at $1.56 per share shall be vested immediately and you will have 10 years to exercise these options;

               (iv) the Company shall pay to Employee all reasonable legal fees and expenses incurred by Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement (as set forth in (P)14 of this Agreement) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code, to any payment or benefit provided hereunder); and


               (v) for a twelve (12) month period after such termination, the Company shall arrange to provide Employee with life, disability, dental, medical, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to the Notice of Termination.

               (vi) The payments provided for above (P)7(e)(i) shall be made not later than the fifth day following the Date of Termination. The payments provided for in (P)7(e)(ii) shall be made not later than the thirtieth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

               (vii) Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise.

     7.   Severable Provisions.
          --------------------

          The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     8.   Successors; Binding Agreement.  (i) The Company shall require any
          -----------------------------
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to terminate his employment and receive compensation from the Company in the same amount and on the same terms to which Employee would be entitled hereunder if Employee terminated his employment for Good Reason or Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Where the context requires, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (ii) This Agreement shall inure to the benefit of and be enforceable by Employee and Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amount would still be payable to Employee hereunder had Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to Employee's estate.

     9.   Notices
          -------

          Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. All Notices shall be in writing and shall be delivered personally, sent by United States certified or registered mail, return receipt requested, first class postage prepaid, or by private messenger or courier service. Any such notice shall be deemed to have been received on the earlier of (i) two (2) business days after it is mailed or (ii) the date it is actually received.

     10.  Waiver.
          ------

          Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

     11.  Title and Headings
          ------------------

          Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions of it.

     12.  Governing Law.
          -------------

          The parties hereto agree that it is their intention and covenant that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     13.  Entire Agreement
          ----------------

          This Agreement, any other written agreement executed concurrently therewith, and the documents referred to herein, shall be construed together and constitute the entire agreement between the parties pertaining to the subject matter hereof. Any prior agreements are superseded. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its directors, officers, employees or agents, to any other party hereto or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the aforesaid. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.

     14.  Arbitration; Dispute Resolution
          -------------------------------

          (a)  Arbitration Procedure. Any disagreement, dispute, controversy or
               ---------------------
claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") (except as otherwise provided in this Agreement) in Los Angeles, California. The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of California without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. Employee and the Company agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Company shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by Employee to present Employee's case. The Company shall pay to Employee all reasonable arbitration expenses and legal fees incurred by Employee as a result of a termination of Employee's employment in seeking to obtain or enforce any right or benefit provided by this Agreement whether or not you are successful in obtaining or enforcing such right or benefit). Such payments shall be made within five (5) days after the Employee's request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          (b)  Compensation During Dispute.  Company compensation during any
               ---------------------------
disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows:

               (i) If a purported termination by Employee for Good Reason occurs and such termination is disputed in accordance with this Agreement, the Company shall continue to pay Employee the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with (P)15. Amounts paid under this Section 10(ii)(a) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Employee agrees to remain in the employ of the Company during the resolution of the dispute and to continue to provide services unless Employee's employment is terminated earlier by death, disability or retirement, or by action of the Company. If the dispute is resolved by a determination that Employee did not have Good Reason, this Agreement, in accordance with its terms, shall continue to apply to the circumstances of Employee's employment by the Company and any termination thereof.

               (ii) If there is a termination by the Company followed by a dispute as to whether Employee is entitled to the payments and other benefits provided under this Agreement, then, during the period of that dispute the Company shall pay Employee fifty percent (50%) of the amount specified in
(P)7(e)(i) and (P)7(e)(ii) hereof, and the Company shall provide Employee with the other benefits provided in (e) of this Agreement, if, but only if, Employee agrees in writing that if the dispute is resolved against Employee, Employee shall promptly refund to the Company all payments Employee receives under (e)(i) and (e)(ii) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in Employee's favor, promptly after resolution of the dispute the Company shall pay Employee the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


     "COMPANY"                                      "EMPLOYEE"
     Koo Koo Roo, Inc.,
     a Delaware corporation


     By: /s/ Ronald D. Garber                       /s/ A. William Allen
        ---------------------------------------     --------------------------
     Name: RONALD D. GARBER                         A. William Allen
          -------------------------------------
     Title: Corporate Secretary/General Counsel
           ------------------------------------

                                  EXHIBIT "1"
                              "CHANGE IN CONTROL"


In addition to the events described in the Employment Agreement, a Change in Control shall be deemed to occur if:

          (a) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Agreement provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

          (b) during any period after the execution of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(i)(a), (c) or (d)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve a merger or consolidation sale, acquisition, purchase, reverse merger of the Company with any other Company (or other entity);

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (e) any Person is or becomes the Beneficial Owner of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities and (A) the identity of the Chief Executive Officer of the Company is changed during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending one (1) year thereafter, or (B) individuals constituting at least one-third (1/3) of the members of the Board at the beginning of such period shall leave the Board during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending one (1) year thereafter.